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                                                                       EXHIBIT 5


[BECKMAN COULTER LETTERHEAD]


                                                                December 4, 1998

Beckman Coulter, Inc.
4300 North Harbor Boulevard
Fullerton, California 92834-3100

        Re:    Registration Statement on Form S-8 of
               Beckman Coulter, Inc. (the "Company")

Ladies and Gentlemen:

        At your request, I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $2,000,000 of Deferred Compensation Obligations of the Company (the "Obligations") to be issued pursuant to the Beckman Coulter, Inc. Executive Deferred Compensation Plan (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Obligations to be issued pursuant to and in accordance with the Plan.

        Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Obligations have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Obligations will be validly issued, legally binding obligations of the Company.

        I consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Respectfully submitted,


                                            /s/ WILLIAM H. MAY
                                            -----------------------------------
                                            William H. May
                                            Vice President, General
                                            Counsel and Secretary



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Beckman Coulter, Inc.       Corporate Headquarters     Telephone: (714) 971-4848
William H. May              4300 N. Harbor Boulevard   Facsimile: (714) 773-8283
Vice President, General     P.O. Box 3100              E-mail:  wmay@beckman.com
Counsel And Secretary       Fullerton, CA 92834-3100